UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 28, 2004
                                                        ------------------


                                CBRL GROUP, INC.


   Tennessee                        0-25225                        62-1749513
(State or Other               (Commission File Number)        (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                  305 Hartmann Drive, Lebanon, Tennessee 37087

                                 (615) 444-5533


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR.13e-4(c))


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     Dan W. Evins, Chairman of the Board of CBRL Group, Inc. (the "Company") notified the Company on September 23, 2004 of his decision not to stand for re-election to the Company's Board of Directors (the "Board") on November 23, 2004.

     At the time of Mr. Evins notification, the Board, effective November 23, 2004, elected Michael A. Woodhouse, current President and Chief Executive Officer of the Company, to the position of Chairman.

     A press release announcing these events was issued by the Company on September 28, 2004. See Section 7.01 below.

Item 7.01.  Regulation FD Disclosure.

     On September 28, 2004, the Company issued a press release, which is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein, announcing that its Board has elected its current President and Chief Executive Officer, Michael A. Woodhouse, as its Chairman of the Board, effective November 23, 2004. The Board of Directors, effective immediately, has also elected current Board member Robert V. Dale as its lead independent director.

     On September 28, 2004, the Company issued a press release, which is furnished hereto as Exhibit 99.2 and incorporated by reference as if fully set forth herein, reporting September sales and updating earnings guidance for its first fiscal quarter of 2005.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. None

(b) Pro Forma Financial Information. None

(c) Exhibits.

       99.1 Press Release issued by CBRL Group, Inc. dated September 28, 2004 announcing appointment of Chairman of the Board.

       99.2 Press Release issued by CBRL Group, Inc. dated September 28, 2004 reporting sales trends and earnings guidance.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2004               CBRL GROUP, INC.


                                        By: /s/ James F. Blackstock
                                           -------------------------------------
                                        Name: James F. Blackstock
                                        Title: Senior Vice President, General
                                               Counsel and Secretary